Exhibit 99.1
PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert Milligan
Chief Financial Officer	Director of Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480-258-6637	480-998-3478
kelliepruitt@htareit.com	robertmilligan@htareit.com
HEALTHCARE TRUST OF AMERICA, INC. REPORTS 33.3% INCREASE IN NORMALIZED FFO PER SHARE
Scottsdale, Arizona (November 7, 2012) — Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter ended September 30, 2012.
Normalized FFO increased 33.3% to $0.16 per share as compared to 2011, driven by acquisitions, strong leasing activity, continued focus on reducing operating expenses and the completion of the tender offer. During the quarter, HTA completed a $54.0 million on-campus acquisition, and transitioned new markets comprising approximately 2.6 million square feet to our in-house property management platform from third party property management companies. Looking forward, HTA expects to continue its focus on value creation for its stockholders by prudently investing in high quality on-campus medical office buildings ("MOBs"), operating its national portfolio and enhancing its investment grade balance sheet.
Third Quarter 2012 Highlights
Operating

•	Normalized FFO: $0.16 per share, or $35.4 million, an increase of $0.04 per share, or 33.3%, compared to 2011.

•	Normalized FAD: $0.13 per share, or $29.1 million, an increase of $0.02 per share, or 18.2%, compared to 2011.

•	Rental Income: $77.0 million, an increase of $8.7 million, or 12.8%, compared to 2011.

•	NOI: $52.3 million, an increase of $5.2 million, or 11.1%, compared to 2011.

•	Same Property Cash NOI: $43.5 million, an increase of $1.0 million, or 2.4%, as compared to 2011.
Portfolio

•	Acquisitions: Completed the acquisition of the on-campus Rush MOB for $54.0 million.

•	In-house Property Management: Transitioned approximately 2.6 million square feet from third party property management companies to our in-house property management platform.

•	Tenant Retention: Tenant retention for the quarter was 86.8%.

•	Occupancy: The occupancy rate of HTA’s portfolio increased 10 basis points to 91.1% from the second quarter of 2012.

•	Portfolio: As of September 30, 2012, HTA’s portfolio consisted primarily of MOB's, 95.7% on-campus or aligned with dominant healthcare systems totaling 12.5 million square feet of GLA in 27 states.

•
Credit Rated Tenants: Investment grade rated tenants as a percent of annualized base rent was 40.1% as of September 30, 2012 and 56.7% of HTA’s annualized base rent was derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.

Balance Sheet and Liquidity

•	Financing: Closed on a $155.0 million, 7 year unsecured term loan and repaid $25.0 million of secured debt.

•	Tender Offer: Repurchased 14.9 million shares, which reduced the outstanding shares to 214.4 million as of September 30, 2012.

•	Investment Grade Credit Rating: Standard & Poor’s re-affirmed HTA’s investment grade credit rating with a stable outlook.

•
Balance Sheet: As of September 30, 2012, HTA had total assets of $2.4 billion, cash and cash equivalents of $8.3 million and $562.0 million available on its unsecured revolving credit facility. The leverage ratio of total debt to total capitalization was 32.3%.

Financial Results
FFO and Normalized FFO
Funds from Operations, or FFO, was $0.12 per share, or $26.5 million, for the three months ended September 30, 2012, compared to $0.12 per share, or $27.6 million, for the three months ended September 30, 2011.
Normalized FFO was $0.16 per share, or $35.4 million, for the three months ended September 30, 2012, compared to $0.12 per share, or $28.6 million, for the three months ended September 30, 2011.
Normalized FAD
Normalized Funds Available for Distribution, or Normalized FAD, was $0.13 per share, or $29.1 million, for the three months ended September 30, 2012, an increase of 18.2% from $0.11 per share, or $24.5 million, in 2011.
Rental Income
Rental income increased 12.8% to $77.0 million for the three months ended September 30, 2012, compared to $68.3 million for the three months ended September 30, 2011. The increase in rental income was driven by $300.2 million of completed acquisitions since September 30, 2011, and same property portfolio growth.
NOI
Net Operating Income, or NOI, was $52.3 million for the three months ended September 30, 2012, compared to $47.1 million for the three months ended September 30, 2011.
Same Property Cash NOI
Same property cash NOI increased 2.4% to $43.5 million for the three months ended September 30, 2012, compared to $42.5 million for the three months ended September 30, 2011.
General and Administrative Expenses
General and administrative expenses were $5.2 million for the three months ended September 30, 2012, compared to $5.5 million for the three months ended September 30, 2011. Management believes the general and administrative expense reflects HTA’s normalized operations at this time as a publicly traded REIT.

Interest Expense and Change in the Fair Value of Derivative Financial Instruments
Interest expense and change in the fair value of derivative financial instruments for the three months ended September 30, 2012 was $14.1 million, which included $11.6 million of interest expense related to debt and interest rate swaps and a $2.5 million net loss on the change in the fair value of HTA’s derivative financial instruments. During the quarter, HTA paid off two mortgage notes totaling $25.0 million.
During the first nine months of 2012, HTA entered into over $1.0 billion of new credit facilities which has been used to refinance its previous credit facility, pay off $100.3 million of existing mortgage debt, and to fund HTA’s acquisitions and other initiatives, including the tender offer. The net impact from these transactions has been to lower the average borrowing rate and extend maturities. The weighted average borrowing cost, inclusive of HTA’s interest rate swaps and cap, has decreased to 4.02% per annum, a decrease from 5.25% per annum as of December 31, 2011. Additionally, the weighted average remaining term of the debt portfolio increased from 4.1 years to 4.4 years.
Balance Sheet
As of September 30, 2012, HTA had total assets of $2.4 billion, cash and cash equivalents of $8.3 million and $562.0 million available on its unsecured revolving credit facility. The leverage ratio of total debt to total capitalization was 32.3%.
Occupancy & Tenant Retention
The occupancy rate of HTA's portfolio, including leases that have been executed, but which have not yet commenced, increased 10 basis points from the second quarter of 2012 to 91.1%. Tenant retention for the quarter was 86.8%.

Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was 40.1% as of September 30, 2012 and 56.7% of HTA’s annualized base rent is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management Platform
During the quarter, HTA transitioned new markets comprising approximately 2.6 million square feet from third party property management companies to its in-house property management platform. As of September 30, 2012, HTA has 68.0% of its current GLA managed internally and expects to have approximately 70.0% of current GLA managed internally by year end.
Tender Offer
On July 25, 2012, HTA completed a modified “Dutch Auction” tender offer (“Tender Offer”) of HTA’s Class A common stock. As a result of the Tender Offer, HTA purchased 14.9 million shares of its Class A common stock at a purchase price of $10.10 per share, for an aggregate cost of $152.9 million, including fees and expenses.
Funds from Operations, Normalized Funds from Operations and Funds Available for Distribution
HTA defines FFO, a non-GAAP measure, as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and impairment write downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents FFO because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income or loss. FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. FFO should be reviewed in connection with other GAAP measurements.
Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, HTA uses Normalized FFO, which excludes from FFO acquisition-related expenses, listing expenses, transitional expenses from a non-traded to a listed entity, net change in fair value of derivative financial instruments, debt extinguishment costs and other normalizing items, to further evaluate how its portfolio might perform after its acquisition stage is complete and the sustainability of its distributions in the future. Other normalizing items are items such as legal settlements, lease termination fees and the write-off of deferred financing costs. However, HTA's use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA's liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO other income or expense, non-cash compensation expense, straight-line rent adjustments, amortization of acquired below and above market leases, deferred revenue - tenant improvement related, amortization of deferred financing costs and recurring capital expenditures, tenant improvements and leasing commissions. HTA believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. In order to understand and analyze HTA's liquidity, Normalized FAD should be compared with cash flow (computed in accordance with GAAP). Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indication of HTA's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA's liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.

The following is the reconciliation of FFO, Normalized FFO and Normalized FAD to net income or loss for the three and nine months ended September 30, 2012 and 2011 (amounts in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net (loss) income	$(2,931)	$234	$(22,551)	$3,586
Depreciation and amortization expense	29,458	27,360	87,779	80,811
FFO	$26,527	$27,594	$65,228	$84,397
FFO per share - basic	$0.12	$0.12	$0.29	$0.38
FFO per share - diluted	$0.12	$0.12	$0.29	$0.38
Acquisition-related expenses	1,341	404	6,633	1,827
Listing expenses	4,751	—	17,295	—
Transitional expenses	350	—	2,054	—
Net change in fair value of derivative financial instruments	2,520	589	7,815	1,163
Debt extinguishment costs	—	—	1,886	—
Other normalizing items	(54)	—	146	(1,417)
Normalized FFO	$35,435	$28,587	$101,057	$85,970
Normalized FFO per share - basic	$0.16	$0.12	$0.45	$0.38
Normalized FFO per share - diluted	$0.16	$0.12	$0.45	$0.38

Normalized FFO	$35,435	$28,587	$101,057	$85,970
Other expense (income)	24	(17)	(67)	(161)
Non-cash compensation expense	175	1,017	1,157	2,559
Straight-line rent adjustments, net	(1,898)	(2,867)	(6,462)	(7,088)
Amortization of acquired below and above market leases	576	610	1,598	1,948
Deferred revenue - tenant improvement related	(146)	(136)	(412)	(710)
Amortization of deferred financing costs	826	806	2,472	2,440
Recurring capital expenditures, tenant improvements and leasing commissions	(5,929)	(3,521)	(11,802)	(10,164)
Normalized FAD	$29,063	$24,479	$87,541	$74,794
Normalized FAD per share - basic	$0.13	$0.11	$0.39	$0.33
Normalized FAD per share - diluted	$0.13	$0.11	$0.39	$0.33
Weighted average number of shares outstanding
Basic	218,264	229,391	225,501	224,151
Diluted	218,420	229,568	225,657	224,329
Net Operating Income, Cash Net Operating Income and Same Property Cash Net Operating Income
NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from HTA’s total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, listing expenses, non-traded REIT expenses, interest expense and net change in the fair value of derivative financial instruments, debt extinguishment costs and other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
Cash NOI is a non-GAAP financial measure which excludes from NOI straight line rent adjustments, amortization of acquired below and above market leases and other non-cash and normalizing items. HTA believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA's use of the term Cash NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of our owned properties referred to as "same properties." Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by HTA during the entire span of all periods reported. Therefore, any properties acquired after the first day of the earlier comparison period are excluded from same properties.
The following is the reconciliation of net income or loss to NOI, Cash NOI and Same Property Cash NOI for the three and nine months ended September 30, 2012 and 2011 (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net (loss) income	$(2,931)	$234	$(22,551)	$3,586
General and administrative expenses	5,164	5,451	16,079	16,119
Acquisition-related expenses	1,341	404	6,633	1,827
Depreciation and amortization expense	29,458	27,360	87,779	80,811
Listing expenses	4,751	—	17,295	—
Non-traded REIT expenses	350	2,709	4,197	6,104
Interest expense and net change in fair value of derivative financial instruments	14,132	10,916	41,097	32,155
Debt extinguishment costs	—	—	1,886	—
Other expense (income)	24	(17)	(67)	(161)
Net operating income	$52,289	$47,057	$152,348	$140,441
Straight-line rent adjustments, net	(1,898)	(2,867)	(6,462)	(7,088)
Amortization of acquired below and above market leases	576	610	1,598	1,948
Other non-cash and normalizing items	(195)	(544)	38	(3,311)
Cash net operating income	$50,772	$44,256	$147,522	$131,990
Non-same property cash net operating income	(7,276)	(1,799)	(18,607)	(4,864)
Same property cash net operating income	$43,496	$42,457	$128,915	$127,126
About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a fully-integrated, leading owner of medical office buildings. HTA listed its shares on the New York Stock Exchange on June 6, 2012. HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are located on the campuses of nationally recognized healthcare systems in the major U.S. metropolitan areas. Since its formation in 2006, HTA has built a portfolio of properties that totals approximately $2.6 billion based on purchase price and is comprised of approximately 12.5 million square feet of gross leasable area located in 27 states. For more information on HTA, please visit www.htareit.com.
FORWARD-LOOKING LANGUAGE
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the assessment of strategic success of our strategic alternatives, including potential liquidity alternatives; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business including additional factors that could materially and adversely affect our financial results including, without limitation, the risks described under Part I, Item 1A, Risk Factors, included in our Annual Report on Form 10-K and in our other filings with the SEC.

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2012 and December 31, 2011
(In thousands, except share data)
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Real estate investments, net	$1,985,675	$1,806,471
Real estate notes receivable, net	20,000	57,459
Cash and cash equivalents	8,340	69,491
Accounts and other receivables, net	14,220	12,658
Restricted cash and escrow deposits	17,633	16,718
Identified intangible assets, net	287,741	272,390
Other assets, net	70,304	56,442
Total assets	$2,403,913	$2,291,629
LIABILITIES AND EQUITY
Liabilities:
Debt, net	$1,000,479	$639,149
Accounts payable and accrued liabilities	67,260	47,801
Derivative financial instruments-interest rate swaps	9,518	1,792
Security deposits, prepaid rent and other liabilities	18,721	19,930
Identified intangible liabilities, net	11,877	11,832
Total liabilities	1,107,855	720,504
Commitments and contingencies
Redeemable noncontrolling interest of limited partners	3,617	3,785
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 228,491,312 shares issued and outstanding as of December 31, 2011	—	2,284
Class A common stock, $0.01 par value; 700,000,000 shares authorized; 42,534,310 shares issued and outstanding as of September 30, 2012	425	—
Class B common stock, $0.01 par value; 300,000,000 shares authorized; 171,847,533 shares issued and outstanding as of September 30, 2012	1,718	—
Additional paid-in capital	1,885,448	2,032,305
Cumulative dividends in excess of earnings	(601,002)	(467,249)
Total stockholders’ equity	1,286,589	1,567,340
Noncontrolling interest	5,852	—
Total equity	1,292,441	1,567,340
Total liabilities and equity	$2,403,913	$2,291,629

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2012 and 2011
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental income	$77,031	$68,291	$221,919	$203,960
Interest income from mortgage notes receivable and other income	1,067	1,649	3,683	4,946
Total revenues	78,098	69,940	225,602	208,906
Expenses:
Rental	25,809	22,883	73,254	68,465
General and administrative	5,164	5,451	16,079	16,119
Acquisition-related	1,341	404	6,633	1,827
Depreciation and amortization	29,458	27,360	87,779	80,811
Listing	4,751	—	17,295	—
Non-traded REIT	350	2,709	4,197	6,104
Total expenses	66,873	58,807	205,237	173,326
Income before other income (expense)	11,225	11,133	20,365	35,580
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt premium/discount):
Interest related to debt	(10,300)	(9,936)	(31,031)	(29,875)
Interest related to derivative financial instruments and net change in fair value of derivative financial instruments	(3,832)	(980)	(10,066)	(2,280)
Debt extinguishment costs	—	—	(1,886)	—
Other (expense) income	(24)	17	67	161
Net (loss) income	$(2,931)	$234	$(22,551)	$3,586
Less: net income attributable to noncontrolling interests	(21)	(9)	(37)	(40)
Net (loss) income attributable to controlling interest	$(2,952)	$225	$(22,588)	$3,546
Net (loss) income per share attributable to controlling interest on distributed and undistributed earnings - basic and diluted	$(0.01)	$0.00	$(0.10)	$0.02
Weighted average number of shares outstanding
Basic	218,264	229,391	225,501	224,151
Diluted	218,264	229,568	225,501	224,329
Distributions declared per common share	$0.14	$0.18	$0.49	$0.54